EXHIBIT 10.1

AMENDMENT NO. 7
TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 7 to the Amended and Restated Advisory Agreement (this “Amendment”) is made and entered into as of April 13, 2015, by and among Steadfast Income REIT, Inc., a Maryland corporation (the “Company”), Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Steadfast Income Advisor, LLC, a Delaware limited liability company (the “Advisor”). The Company, the Operating Partnership and the Advisor are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties previously entered into that certain Amended and Restated Advisory Agreement, dated and effective as of May 4, 2010 (as amended to date, the “Advisory Agreement”), which provides for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor;

WHEREAS, pursuant to Section 28 (Modification) of the Advisory Agreement, the Parties desire to amend the terms of the payment of a Disposition Fee to the Advisor as set forth herein;

WHEREAS, the current term of the Advisory Agreement expires May 3, 2015;

WHEREAS, the term of the Advisory Agreement may be renewed for an unlimited number of successive one-year terms, and pursuant to Section 17 thereof (Term of the Agreement); and

WHEREAS, the Parties desire to amend the Advisory Agreement in order to renew the Advisory Agreement for a term beginning on the date hereof and ending on November 15, 2015.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
AMENDMENT

In order to give effect to the Parties’ agreement to amend the Advisory Agreement as set forth above, the Advisory Agreement is hereby amended as follows:

Section 1.1    Amendment to Section 9(c) (Disposition Fee). Section 9(c) of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:

(c)    Disposition Fee. In connection with a Sale of an Investment in which the Advisor or any Affiliate of the Advisor provides a substantial amount of services as determined by the Independent Directors, the Company shall pay to the Advisor or its Affiliate a Disposition Fee equal to 1.0% of the Contract Sales Price of the Investment sold, which may be increased up to 1.5% of the Contract Price of the Investment sold in the sole discretion of the Independent Directors of the Company. Any Disposition Fee payable under this Section 9(c) may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for the Sale of each Real Estate Asset shall not exceed 6.0% of the Contract Sales Price. Substantial assistance in connection with a Sale may include the preparation of an investment package (for example, a package including a new investment analysis, rent rolls, Argus projections, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or other such substantial services performed in connection with a Sale. The Advisor shall submit an invoice to the Company following the closing or closings of each disposition, accompanied by a computation of the Disposition Fee. Generally, the Disposition Fee shall be paid to the Advisor at the closing of the transaction upon receipt of the invoice by the Company; provided, however, that such Disposition Fee shall be paid to an Affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable laws or regulations prohibit such payment to be made to a Person that is not a FINRA member broker-dealer. In addition, payment of the Disposition Fee may be deferred, in whole or in part, as to any transaction in the sole discretion of the Advisor. Any such deferred Disposition Fees shall be paid to the Advisor without interest at such subsequent date as the Advisor shall request.

Section 1.2.    Renewal of Advisory Agreement. Pursuant to Section 17 of the Advisory Agreement, the Parties hereby renew the term of the Advisory Agreement for a term beginning on the date hereof and ending on November 15, 2015.

ARTICLE II
MISCELLANEOUS

Section 2.1    Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2    Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

STEADFAST INCOME REIT, INC.

By:	/s/ Ella S. Neyland
Name:	Ella S. Neyland
Title:	President

STEADFAST INCOME REIT OPERATING PARTNERSHIP, L.P.

By:	STEADFAST INCOME REIT, INC., its general partner

	By:	/s/ Ella S. Neyland
	Name:	Ella S. Neyland
	Title:	President

STEADFAST INCOME ADVISOR, LLC

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Title:	CEO